Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Eloxx Pharmaceuticals, Inc. (formerly, Sevion Therapeutics, Inc.) pertaining to the Eloxx Pharmaceuticals, Inc. (formerly, Sevion Therapeutics, Inc.) 2013 Share Ownership and Option Plan of our reports dated December 4, 2017, with respect to the consolidated financial statements of Eloxx Pharmaceuticals Ltd. for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Tel Aviv, Israel	/s/ KOST, FORER, GABBAY & KASIERER
KOST, FORER, GABBAY & KASIERER
January 10, 2018	A member of Ernst & Young Global